Exhibit 99.1
Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Media Relations Contact:
Irma Gomez-Dib - FD
212-850-5761
irma.gomez-dib@fd.com

Press Release

PHARMACEUTICAL INDUSTRY VETERAN NICHOLAS LABELLA JR., MS, RPH,
JOINS
INSMED AS CHIEF SCIENTIFIC OFFICER

RICHMOND, VA., March 22, 2010 - - Insmed Inc. (NASDAQ CM: INSM), a biopharmaceutical company, today announced that Nicholas A. LaBella Jr., MS, RPh, has joined Insmed, effective immediately, as Chief Scientific Officer, a newly-created position on the executive team.  Mr. LaBella’s primary responsibility will be to oversee the scientific and regulatory analysis related to the Company’s ongoing strategic review.  He will report directly to Dr. Melvin Sharoky, Insmed’s Chairman.

Mr. LaBella, 54, has approximately 30 years of pharmaceutical industry experience in various functions, including drug development, clinical operations and regulatory affairs.  Most recently, Mr. LaBella served as the Vice President of Development and Regulatory Affairs at Cardiokine, Inc., a privately-held specialty pharmaceutical company, from 2004-2009.  In this position, he played a key role in the design, execution, management, and positioning of the development program for the company’s sole product candidate.  Prior to this, he served as Vice President, Operations, in the Phase IV Division of PharmaNet, a global drug development services company, from 2001-2004.  In this capacity, Mr. LaBella led the Phase IV Clinical Research staff in the design, development and execution of certain Phase IV clinical studies.  From 1997-2001, he served in increasingly senior positions, ending with Chief Information Officer in charge of operations, at Medex Clinical Trial Services, a full-service contract research organization that was acquired by PharmaNet in 2001.  In this role, he managed all operational aspects of the company, and led a staff of over 180 clinical trial personnel.

In addition, Mr. LaBella has held a number of senior-level positions within drug development and regulatory affairs at several other leading pharmaceutical companies, including Watson Laboratories, Inc. and the former Sandoz Research Institute.

“Nick’s extensive track record in drug development, clinical operations and regulatory affairs should significantly benefit our strategic review process,” said Dr. Melvin Sharoky, Insmed’s Chairman.  “Nick recently served as a scientific consultant to Insmed and his counsel has been instrumental in our scientific evaluations.  As we continue our review of late-stage development assets, adding Nick to the internal management team should further streamline the review process and add greater efficiency to the scientific and regulatory analysis of each asset.”

“I am pleased to be joining the Insmed management team and look forward to significantly contributing to the strategic review,” said Mr. LaBella.

Mr. LaBella received his Masters of Science from the Arnold & Marie Schwartz College of Pharmacy at Long Island University, and his Bachelor of Science in Pharmacy at the University of Connecticut.  He has co-authored a variety of published scientific papers in leading journals, including US Pharmacist, and American Journal of Hospital Pharmacy.

About Insmed
Insmed Inc. is a biopharmaceutical company with unique protein development experience and a proprietary protein platform principally aimed at niche markets with unmet medical needs.  For more information, please visit http://www.insmed.com.

Forward-Looking Statements
This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to business strategies, plans and objectives of management and our strategic review process, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements.  The risks and uncertainties include, without limitation, we may be unsuccessful in identifying or reaching agreement with acquisition or merger candidates’ our expenses may be higher than anticipated and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009.  Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release.  We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.